EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT
AS OF OCTOBER 31, 2014

ABM INDUSTRIES INCORPORATED
(*) ABM Onsite Services, Inc.
ABM Janitorial Services – Mid-Atlantic, Inc.
ABM Janitorial Services – North Central, Inc.
ABM Janitorial Services – Northeast, Inc.
ABM Janitorial Services – South Central, Inc.
Servall Services Inc.
ABM Janitorial Services – Southeast, LLC
ABM Government Services, Inc.**
ABM Industrial Services, Inc.
ABM Onsite Services - West, Inc.
ABM Staffing Services, Inc.
A-1 Maintenance Experts Incorporated
Diversco, Inc.
Midwest & Window Cleaning & Janitorial Services, Inc.
Southern Management ABM, LLC
ABM Facility Services, Inc.
Linc Facility Services Canada, ULC
DT-Linc, LLC (JV)****
Skyline Management Group, JV****
Trio Facility Management, LLC****
ABM Parking Services, Inc.
Ampco Pacific Airpark, LLC***
FSP PPM Management, LLC****
Five Star U Street Metropolitan Airport Parking, LLC****
FSP PPM Oakland Airport Management, LLC****
Five Star/Universal Joint Venture****
ABM Security Services, Inc.
ABM Security Services Co., Ltd.
OneSource Facility Services, Inc.
OneSource Holdings, LLC
OneSource Servicos de Mexico S.A. de C.V.
FCI Servicos de Mexico S.A. de C.V.
FCI Servisistema S.A. de C.V.
ABM Healthcare Support Services, Inc.
ABM Shared Services, Inc.
Air Serv Corporation
Air Serv Facility Services, Inc.
ABM US International Holdco 1, LLC
ABM UK Investments 1 LP***
ABM US International Holdco 2, LLC
ABM UK Investments 2 LP***
ABM International (Holdings) Ltd.
Omni Serv Limited
GBM Support Services Group Limited
GBM Services Limited
GBM Services (Scotland) Limited
Eclipse Contract Cleaning Limited
GBM Services (Civic) Limited
ABM Janitorial Services Co., Ltd.
Canadian Building Maintenance Company, Ltd.
Supreme Building Maintenance, Ltd.
Amtech Reliable Elevator Company of Texas**
OneSource Services, LLC
ABM Facility Solutions Group, LLC
REEP, Inc.
ABM Government Services, LLC
Linc Government Services Afghanistan Branch, LLC
Ferguson-Williams LLC
FWH, LLC****
TSAY/Ferguson-Williams, LLC****
AFH Services, LLC****
TC&S/Ferguson-Williams, LLC****
J&J/BMAR Joint Venture, LLC****
EML/BMAR Joint Venture, LLC****
EML/BMAR Joint Venture II, LLC****
EML/BMAR Joint Venture III, LLC****
EML/BMAR Joint Venture IV, LLC****
EML/BMAR Joint Venture V, LLC****
EML/BMAR Joint Venture VI, LLC****
EJB Facility Services JV LLC****
Derichebourg/BMAR Joint Venture****
Linc International, Inc.
Linc Facility Services UAE, LLC
Linc Facility Services Iraq LLC
Wassl Al-Iraq Project Services & General Contracting LLPC
Linc Facility Services ME, LLC
Linc Facility Services Saudi Arabia, LLC****
Linc Facility Services Egypt, LLC (Egyptian Co.)****
Linc Facility Services, WLL****
ABM Franchising Group, LLC
GreenHomes America, LLC
ABM Building & Energy Solutions, Inc.
ABM Building Solutions, LLC
Airco Commercial Services, Inc.
ABM Building Services, LLC
ABM Electrical Power Solutions, LLC
ABM Electrical Power Services, LLC
ABM Health, Inc.
ABM Electrical Network, Inc.
ABM Electrical & Lighting Solutions, Inc.
ABM Electrical & Lighting Services, LLC

________________

*	Subsidiary relationship to Company or to subsidiary parents shown by progressive indentation.
**	Inactive companies
***	Limited Partnership
****	Joint Venture